SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

    Date of report (Date of earliest event reported) August 17, 1995


              Century Properties Equity Partnership 72
        (Exact Name of Registrant as Specified in Its Charter)

                              California
             (State or Other Jurisdiction of Incorporation)

             0-7735 	                   94-6294482
   (Commission File Number)        (I.R.S. Employer Identification No.)

         5665 Northside Drive, N.W., Atlanta, Georgia            30328
          (Address of Principal Executive Offices)          (Zip Code)

                              (404) 916-9090
           (Registrant's Telephone Number, Including Area Code)

                              N/A
       (Former Name or Former Address, if Changed Since Last Report)



Item 1.   Change in Control

     On August 17, 1995, the stockholders of National Property Investors, Inc. ("NPI"), the sole shareholder of NPI Equity Investments II, Inc. ("NPI Equity"), the entity which controls Fox Capital Management Corporation ("FCMC"), the general partner of Registrant, entered into an agreement to sell to IFGP Corporation, an affiliate of Insignia Financial Group, Inc. ("Insignia"), all of the issued and outstanding stock of NPI. The sale of the stock is subject to the satisfaction of certain conditions (including governmental and third party consents and other conditions not within the control of the parties to the agreement) and is scheduled to close in January 1996. Upon Closing, it is expected that the current officers and directors of NPI Equity and FCMC will resign and Insignia will elect new officers and directors.

Item 7.   Financial Statements and Schedules

(c)     Exhibits

        2.   NPI, Inc. Stock Purchase Agreement, dated as of
August 17, 1995



SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         CENTURY PROPERTIES EQUITY PARTNERSHIP 72

                         By:  Fox Capital Management Corporation,
                              its general partner

Date:  August 21, 1995        By:   /s/ Michael L. Ashner
                                   Michael L. Ashner,
                                   President


                           EXHIBIT INDEX


       Exhibit                                      Page No.


2.    NPI, Inc. Stock Purchase Agreement,              5
      dated as of August 17, 1995